EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



DAVIS, KINARD & CO., P.C.                           First National Bank Building
Certified Public Accountants                        400 Pine Street, Suite 600
                                                    Abilene, Texas79601-5128


To the Board of Directors of
Columbia Capital Corp.

Re:      Registration Statement on Form S-8

         We consent to the incorporation by reference in the Registration Statement of Columbia Capital Corp. on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-KSB of Columbia Capital Corp. for the year ended December 31, 1999.


                                                  /S/ DAVIS, KINARD & CO., P.C.


Abilene, Texas
May 17, 2000